Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the "Amendment"), effective as of April 1, 2017 (the "Effective Date"), is by and among Rightside Group, Ltd. ("Rightside") and Matt Delgado, SVP Operations (“Employee”).

WHEREAS, Rightside and Employee entered into that certain Assignment, Assumption and Amendment Agreement effective August 1, 2014, which amended the Amended and Restated Employment Agreement effective April 1, 2013 (collectively, the “Employment Agreement”); and

WHEREAS, Rightside and Employee desire to extend the term of the Employment Agreement;

NOW THEREFORE, Rightside and Employee agree as follows:

1.	The Employment Period as set forth in the Employment Agreement is hereby extended to the fourth (4th) anniversary of the Effective Date of this Amendment.
2.	Rightside and Assignee each represents and warrants to the other that it has the right, power and authority to enter into this Agreement.
3.	This Agreement may be executed by facsimile or electronic scan and in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

AGREED TO AND ACCEPTED:

Rightside Group, Ltd.
By: /s/ Taryn Naidu Print Name: Taryn Naidu Title: CEO

Employee

By: /s/ Matt Delgado

     Matt Delgado